UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): March 26, 2003

                       Commission file number: 0000796655

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                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    13-3054685
  (State or other jurisdiction of           (IRS Employer Identification Number)
   Incorporation or Organization)

 801 Mahler Rd, Suite G, Burlingame, CA                    94010
(Address of principal executive offices)                 (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

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ITEM 5. Other Events

March 26, 2003

Dear ANTs Shareholders,

As many of you know, I joined ANTs Software earlier this week as President and Chief Operating Officer. Frank Ruotolo suggested I take this opportunity to provide you with more background on myself, give you some insight on why I decided to join the company on a permanent basis after a short engagement as a strategic advisor and offer you a sense of what is in store for the company in the next few months.

I have had the good fortune to work with computer systems and enterprise software companies for over 20 years. My management skills in engineering, sales and marketing were honed while working for industry leaders including Data General, Apollo Computer, Sun Microsystems and Informix Software. Over the last ten years, I have applied these skills in executive roles in Silicon Valley startups, the latest as CEO of Clustra Systems, a venture capital-funded database company where I led the sale of the company to Sun Microsystems in 2002. Clustra was the developer of highly reliable database systems for the financial services and telecommunications industries, target markets for the ANTs database technology. Before joining Clustra, I was VP of Marketing at Angara Database Systems, an in-memory database startup.

My initial concerns about the challenges facing small database companies in this difficult IT market quickly evaporated after I had a chance to work closely with the ANTs engineering team during my consulting engagement. I soon came to understand the truly breakthrough architecture of the core ANTs technology and how it was able to deliver such extraordinary database performance. When Frank suggested I join ANTs Software on a permanent basis, I simply couldn't pass up the opportunity to work with this exceptional team and the revolutionary technology they have developed. Even with the market difficulties facing all high-tech companies, I truly believe that the ANTs value proposition of delivering enormous database performance benefits with the potential to dramatically lower costs, will give us a unique market advantage. In today's 24x7-connected world, the demand for `real-time', information-based systems will only grow and the ANTs Data Server is an ideal solution for performance-constrained, online database applications. Naturally, we anticipate encountering the usual customer skepticism as we bring the ANTs breakthrough product technology to market, but I am confident we will turn skeptics into believers.

With the ANTs Data Server 2.0 nearing product release, I am implementing an aggressive go-to-market program to create awareness about our product and the company. Over the next few months, you can expect to see changes to our Web site and increasing public visibility as we formally announce the breakthrough ANTs Data Server to the trade press and industry analysts. Our sales team is increasing its outreach to target customers in the telecommunications sector, supported by the recent announcement of our license agreement with Wireless Services Corporation. In my estimation, the prospects for ANTs Software are extremely encouraging. We have a great product story with the ANTs Data Server
2.0 and a superb team on which to build a successful database company.

As you can tell I am excited about this opportunity to play a part in the ANTs software story and I look forward to meeting those of you who are able to attend the shareholders' meeting on May 6th at the Crown Plaza Hotel in Burlingame, California.

Regards,

Gary Ebersole
President and Chief Operating Officer

This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.